Exhibit 99.2

FIDELITY AVIATION CORPORATION

PRO-FORMA FINANCIAL STATEMENTS

May 31, 2008

Index to Consolidated Financial Statements	Page

Pro-forma Consolidated Balance Sheets

(Unaudited) May 31, 2008	1

Pro-forma Consolidated Statements of Operations and Comprehensive Income

(Unaudited) For the Year Ended May 31, 2008	2

Notes to unaudited Pro-forma Consolidated Financial Statements	3

1. Pro-forma Consolidated Balance Sheets (Unaudited)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MAY 31, 2008

	May 31, 2008	May 31, 2008	Pro forma	May 31, 2008
	Fidelity Aviation Corporation (1)	Northern Construction (2)	Adjustment (3)	Pro forma Consolidated
Assets
Current assets
Cash and cash equivalents	$28,623	$836,978		$865,601
Trade accounts receivable, net	-	10,035,581		10,035,581
Prepayments	-	245,495		245,495
Inventories	-	1,316,445		1,316,445
Total current assets	28,623	12,434,499		12,463,122
Property and equipment
Office trailers	-	1,765,632		1,765,632
Machinery and equipment	-	1,309,183		1,309,183
Computer equipment	-	-		-
Furniture and office equipment				452,431
Construction in progress	-	1,439,429		1,439,429
Total property and equipment	-	6,067,990		6,067,990
Accumulated depreciation	-	(1,679,688)		(1,679,688)
Net property, plant and equipment	-	4,388,302		4,388,302
Other receivables	-	472,451		472,451
Related party receivables	-	236,042		236,042
Total other assets	-	708,493		708,493
Total assets	$28,623	$17,531,294		$17,559,917

Liabilities and stockholders' equity
Current liabilities
Trade accounts payable	-	5,503,200		5,503,200
Related party payable	-	625,252		625,252
Other payables	-	557,676		557,676
Accrued expenses	-	268,156		268,156
Total current liabilities	-	6,954,284		6,954,284
Minority Interests	-	901,345		901,345
Stockholders' equity
Common stock	87,400	1,282	(1,282)	87,400
Additional paid-in capital	31,608	1,366,739	(89,103)	1,309,244
Retained earnings	(90,385)	6,968,391	90,385	6,968,391
Accumulated other comprehensive income	-	1,339,253		1,339,253
Total stockholders' equity	28,623	9,675,665		9,704,288
Total Liabilities and stockholders' equity	$28,623	$17,531,294		$17,559,917

(1) Represents historical balance sheet of Fidelity as of May 31, 2008.
(2) Represents historical balance sheet of NCH as of May 31, 2008.
(3) The Pro Forma adjustments give effect to the reverse merger as if it were consummated on May 31, 2008.

2. Pro-forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MAY 31, 2008

	Year ended May 31, 2008	Year ended May 31, 2008		Year ended May 31, 2008
	Fidelity Aviation Corporation (1)	Northern Construction (2)	Por forma Adjustment (3)	Pro forma Consolidated

Sales revenues	$-	$39,302,543		$39,302,543
Cost of goods sold	-	33,050,443		33,050,443
Gross profit	-	6,252,100		6,252,100
Operating expenses
Selling expense	-	234,209		234,209
Bad debt expense	-	288,030		288,030
General and administrative expenses	44,890	468,419		513,309
Total operating expenses	44,890	990,658		1,035,548
Net operating income	(44,890)	5,261,442		5,216,552
Other income (expense)
Interest expense	-	(40,312)		(40,312)
Other expense	-	(138,468)		(138,468)
Total other income (expense)	-	(178,780)		(178,780)
Net income before income taxes	(44,890)	5,082,662		5,037,772
Income Taxes	-	-		-
Net income before minority interests	(44,890)	5,082,662		5,037,772
Minority Interests	-	500,179		500,179
Net income	$(44,890)	$4,582,483		$4,537,593
Foreign Currency Translation Adjustment	-	925,377		925,377
Comprehensive Income	$(44,890)	$5,507,860		$5,462,970
Earning Per Share - Basic and Diluted				$0.30
Basic and diluted shares outstanding				15,295,500

(1)   Represents historical statement of operations of Fidelity for the year ended May 31, 2008
(2)          Represents historical statement of operations of NCH for the year ended May 31, 2008
(3)   The Pro Forma adjustments give effect to the reverse merger as if it were consummated on June 1st, 2007.

3. Notes to Unaudited Pro-forma Consolidated Financial Statements

1. BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial statements include the accounts of Fidelity Aviation Corporation (“Fidelity”) and Northern Construction Holding Ltd. (NCH). In October 2008, the Fidelity entered into a Share Exchange Agreement with NCH whereby Fidelity exchanged 12,000,000 voting common shares, or 78% of Fidelity for 100% of the shares of NCH, as described below. Through the Share Exchange Agreement, we effectively implemented a reverse acquisition whereby we issued to Mr. Yang Rong and his affiliates an aggregate of 12,000,000 shares of our common stock, in exchange for all of the issued and outstanding capital stock of NCH. NCH thereby became our wholly owned subsidiary and Mr. Yang Rong became our controlling stockholders. We issued these shares in a private transaction pursuant to the exemption under Regulation S of the Securities Act. The financial statements will be primarily those of NCH with the adoption of the capital structure of Fidelity.

Fidelity Aviation Corporation, was organized on February 28, 2003 as Fidelity Aircraft Partners LLC, a Colorado limited liability company (“Fidelity LLC”). On December 16, 2004, Fidelity LLC converted itself into Fidelity Aviation Corporation by filing a Statement of Conversion and Articles of Incorporation with the Colorado Secretary of State. Fidelity currently has no operations other than the acquisition of Northern Construction in October 2008. The balance sheet of Fidelity as of May 31, 2008 is presented in the pro-forma consolidated balance sheet. The statement of operations of Fidelity for the year ended May 31, 2008 is presented in the pro-forma consolidated statement of operations for the year ended May 31, 2008.

NCH was incorporated in the HongKong in February 2008. NCH specializes in the production of ready-mixed concrete and other special high-performance concrete for developers and the construction industry. NCH’s audited balance sheet as of May 31, 2008 is included in the pro-forma consolidated balance sheet. NCH’s audited statement of operations for the year ended May 31, 2008 is included in the pro-forma consolidated statement of operations for the year ended May 31, 2008.

2. CONSOLIDATING ENTRIES

The consolidating entries on the pro-forma consolidated balance sheet eliminate related party receivables against corresponding related party payables. There are also entries to eliminate investments in subsidiary accounts, to agree retained earnings to those of NCH, and to adjust common stock and additional paid in capital accounts to the capital structure of the registrant.